Exhibit 1

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("Agreement") is entered into between FX3000, Inc., a Delaware corporation ("FXI"), formerly Oxford Global Network, LTD (a Delaware corporation) and SeventhCai, Inc. a Nevada corporation ("CAI") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of FXI and CAI.

     Whereas, CAI wishes to acquire and the Shareholders of FXI wish to transfer all of the issued and outstanding securities of FXI in a transaction intended to qualify as a reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code 1986, as amended.

     Now, therefore, CAI and the Shareholders adopt this plan of reorganization and agree as follows:

     1. EXCHANGE OF STOCK.

     1.1. NUMBER OF SHARES. The Shareholders agree to transfer to CAI at the Closing (defined below) all of the shares of common stock of FXI, $.001 par value per share in exchange for 7,354,997 which will be 95% of the outstanding shares of the common of stock of CAI as indicated in Exhibit A.

     1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of FXI common stock shall surrender such certificates for cancellation to CAI, and shall receive in exchange a certificate or certificates representing the number of full shares of CAI common stock into which the shares of FXI common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of FXI shares by the Shareholders shall be effected by the delivery to CAI at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

     1.3. FRACTIONAL SHARES. Fractional shares of CAI common stock shall not be issued, but in lieu thereof CAI shall round up fractional shares to the next highest whole number.

     1.4. FURTHER ASSURANCES. At the Closing and from time to time thereafter, the Shareholders and CAI shall execute such additional instruments and take such other action as the Parties may request in order to effectuate this Agreement.

     1.5. AMENDMENTS TO THE ARTICLES OF INCORPORATION. CAI shall amend its Articles of Incorporation changing the number of Directors to a maximum of 11 and its name to Advanced Technologies Group, LTD.

     2. RATIO OF EXCHANGE. The securities of FXI owned by the Shareholders, and the relative securities of CAI for which they will be exchanged, are set out in Exhibit A.

     3. CLOSING.

     3.1. TIME AND PLACE. The Closing contemplated herein shall be held as soon as possible at the offices of SeventhCai, Inc., 10245 E. Via Linda, Suite 220 Scottsdale, AZ unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

     3.2. FORM OF DOCUMENTS. Any copy, facsimile telecommunication OR other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     4. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Closing represented FXI common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of CAI common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of FXI common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

     5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     The Shareholders, individually and separately, represent and warrant as follows:

     5.1. TITLE TO SHARES. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of FXI shares which are listed in the attached schedule and which they have contracted to exchange.

     5.2. LITIGATION. There is no litigation or proceeding pending or to any Shareholder's knowledge threatened, against or relating to shares of FXI held by the Shareholders.

     6. REPRESENTATIONS AND WARRANTIES OF CAI

     CAI represents and warrants as follows:

     6.1. CORPORATE STATUS. CAI is a corporation duly Organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     6.2. CAPITALIZATION. The authorized capital stock of CAI consists of shares of common stock of which shares are issued and outstanding, all fully paid and nonassessable and no shares of non-designated preferred stock.

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     6.3. SUBSIDIARIES. CAI has no subsidiaries.

     6.4. LITIGATION. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to CAI, its properties or business, except as set forth in a list certified by the president of CAI and delivered to the Shareholders.

     6.5. CONTRACTS. CAI is not a party to any material contract.

     6.6. NO VIOLATION. Execution of this Agreement and performance by CAI hereunder has been duly authorized by all requisite corporate action on the part of CAI, and this Agreement constitutes a valid and binding obligation of CAI and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of CAI is subject or by which CAI is bound.

     6.7. TAXES. CAI has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. CAI has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of CAI and are reflected in. the financial statements furnished hereto.

     6.8. TITLE TO PROPERTY. CAI has good and marketable title to all properties and assets, real and personal, reflected in CAI's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and CAI's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for. liens shown therein, with respect to which no default exists.

     6.9. CORPORATE AUTHORITY. CAI has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

     6.10. INVESTMENT INTENT. CAI is acquiring the FXI shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

     7. CONDUCT PENDING THE CLOSING

     CAI and the Shareholders covenant that between the date of this Agreement, and the Closing as to each of them:

     7.1. No change will be made in the charter documents, by-laws, or other corporate documents of CAI.

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
     7.2. CAI will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose of or encumber the FXI shares of common stock owned by them.

     8. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS

     The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

     8.1. CAI REPRESENTATIONS AND WARRANTIES. The representations and warranties of CAI set forth herein shall. be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     8.2. CAI COVENANTS. CAI shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

     8.3. BOARD OF DIRECTOR APPROVAL. This Agreement shall have been approved by the Board of Directors and Shareholders of CAI.

     8.4.  SUPPORTING  DOCUMENTS  OF  CAI.  CAI  shall  have  delivered  to  the
Shareholders   supporting   documents  in  a  form  and   substance   reasonably
satisfactory to the Shareholders, to the effect that:

     (a) CAI is a corporation duly organized, validly existing, and in good standing;

     (b) CAI's authorized capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of CAI authorizing the execution of this Agreement and consummation hereof;

     (d) Secretary's Certificate of incumbency of the officers and directors of CAI;

     (e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     9. CONDITIONS PRECEDENT TO OBLIGATION OF CAI

     CAI's obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by CAI.

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
     9.1. SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     9.2. SHAREHOLDER'S COVENANTS. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

     10. TERMINATION. This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or CAI if there has been material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Shareholders or CAI if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Shareholders and CAI set out herein shall survive the Closing.

     12. GENERAL PROVISIONS

     12.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     12.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     12.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     12.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service as follows: If to FXI and Shareholders, to:

     FX3000, Inc.
     40 Exchange Place, 15th Floor
     New York, NY 10005

     If to SeventhCai, Inc., to:

     SeventhCai, Inc
     10245 E. Via Linda, Suite 220
     Scottsdale, Arizona 85258

     12.5. GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada

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
     12.6. ASSIGNMENT. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     12.7. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an, original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     12.8. CLOSING DATE. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

     12.9. REVIEW OF THE AGREEMENT. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     12.10.  SCHEDULES.   All  schedules  attached  hereto,  if  any,  shall  be
acknowledged by each party by signature or initials thereon. and shall be dated.

     12.11. EFFECTIVE DATE. The effective date of this agreement shall be upon its execution.


         SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION BETWEEN FX3000, INC. IT'S SHAREHOLDERS AND SEVENTHCAI, INC AND IT'S SHAREHOLDERS.

     IN WITNESS WHEREOF, the parties have executed this agreement this 17th day of January, 2001.

FX3000, Inc.                                  SeventhCai, Inc..

By: /s/ Alex Stelmak                          By /s/ Edmond L. Lonergan
    -------------------------------              -------------------------------
    Alex Stelmak, President                      Edmond L. Lonergan, President

                                    EXHIBIT A


THE SHAREHOLDERS OF SEVENTHCAI, INC.

NAME                                                                 DATE
----                                                                 ----

Corporate Architects, Inc.



By /s/ Edmond L. Lonergan                                       January 17, 2001
   -------------------------------                              ----------------
   Edmond L. Lonergan, President



By /s/ Kenneth R. Lew                                           January 17, 2001
   -------------------------------                              ----------------
   Kenneth R. Lew



By /s/ Carl P. Ranno                                            January 17, 2001
   -------------------------------                              ----------------
   Carl P. Ranno

THE SHAREHOLDERS OF FX3000, INC.

                       STATEMENT BY MAJORITY SHAREHOLDERS
                                       OF
                                  FX3000, INC.

                ACTION TAKEN PURSUANT TO CONSENT OF SHAREHOLDERS
                               IN LIEU OF MEETING
--------------------------------------------------------------------------------
THE UNDERSIGNED, being the majority shareholders of the outstanding common stock of FX3000, INC. (hereafter the "Company") a corporation organized under the laws of Delaware, make the following statement of action taken in lieu of a special meeting of stockholders, pursuant to Section 228 Of the Delaware Corporation Law, as follows:

The following action is hereby taken:

1. The proposal by SeventhCAI, Inc. ("CAI") to acquire all of the issued and outstanding shares of common stock of the Company in exchange for a like number of shares of the common stock of CAI on the basis of one (1) share of CAI for every one (1) shares of the Company beneficially owned by the Company's shareholders as of the date hereof (the "CAI Shares"), in the form ratified and approved by the Company's Board of Directors, has been approved and ratified by the holders of the majority of the total shares of common stock of the Company as evidenced by the signature of the beneficial owners thereof below;

2. In recognition of the fact that as of the date hereof none of the beneficial owners of the common stock of the Company (the "Company Shareholders") have received certificates representing the shares owned by them and, in further recognition of the fact that documentation relating to the Company Shareholders currently remains with Simone V. Palazzolo, Esq., Counsel for the Company, Mr. Palazzolo is hereby appointed and duly constituted as Escrow Agent on behalf of all Company Shareholders for the purpose of effecting the receipt and distribution of the CAI Shares and to execute on behalf of the Company Shareholders any and all documents reasonably required by CAI in order to effect the acquisition of 100% of the Company's common stock. In the discharge of his duties as such Escrow Agent Mr. Palazzolo is hereby indemnified and held harmless for and against any and all liability in connection with his discharge of the duties as forth herein.

3. The officers of the Company are hereby further authorized and directed to take any and all action necessary or reasonably required by CAI in order to complete the foregoing share exchange between CAI and the Company and to otherwise effect the receipt and distribution of the CAI Shares by Mr. Palazzolo as Escrow Agent for the Company Shareholders


       THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK. THE SIGNATURE
                           PAGE IMMEDIATELY FOLLOWS.

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
     IN WITNESS WHEREOF on the 17th January, 2001 the undersigned shareholders representing the beneficial owners of more than a majority of the shares of common stock of the Corporation, hereby set their hands and seals to this document and consent to the action taken hereby.

NAME                                                         NUMBER OF SHARES
----                                                         ----------------

/s/ Alexander Stelmak                                            1,361,111
-------------------------------
Alexander Stelmak


/s/ Abelis Raskas                                                1,361,111
-------------------------------
Abelis Raskas


/s/ Stan Mashov                                                    777,778
-------------------------------
Stan Mashov


/s/ Alexander Furmanov                                             350,000
-------------------------------
Alexander Furmanov


/s/ Vladislov Stelmakh                                             350,000
-------------------------------
Vladislav Stelmakh


THE FOREGOING ACTION BY THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY ARE HEREBY ADOPTED AND RATIFIED AS THE TRUE AND DULY AUTHORIZED ACTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY:

NAME                                                                 DATE
----                                                                 ----

/s/ Alexander Stelmak                                           January 17, 2001
-------------------------------                                 ----------------
Alexander Stelmak


/s/ Abelis Raskas                                               January 17, 2001
-------------------------------                                 ----------------
Abelis Raskas


/s/ Stan Mashov                                                 January 17, 2001
-------------------------------                                 ----------------
Stan Mashov

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